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                                                                      EXHIBIT 21

                       PACIFIC GATEWAY PROPERTIES, INC.

                        SUBSIDIARIES OF THE REGISTRANT

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
                                                           PERCENTAGE
                                       PLACE OF            INTEREST OF VOTING
NAME                                   ORGANIZATION        SECURITIES OWNED
- ----                                   ------------        ------------------

Pacific Gateway Properties, Inc.       New York                  100%

Pacific Gateway Properties             California                100%
Management Corporation

Pacific Gateway Properties             California                100%
Hotels, Inc.

Perini Investment Properties           California                100%
Executive Suites, Inc.

Maritime Plaza Associates              California                100%

Rincon Center Associates               California Limited       22.8%
                                       Partnership

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